UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
________________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):
 June 15, 2010  ( June 15, 2010 )

________________________________

NORFOLK SOUTHERN CORPORATION
(Exact name of registrant as specified in its charter)

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Virginia	1-8339	52-1188014
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Three Commercial Place		(757) 629-2680
Norfolk, Virginia 23510-9241		(Registrant's telephone number, including area code)
(Address of principal executive offices)

No Change
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]    Written communications pursuant to Rule 425 under the Securities Act  (17 CFR 230.425)

[  ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
        (17 CFR 240.14d-2(b))

[  ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act
        (17 CFR 240.13e-4(c))

Item 7.01.  Regulation FD Disclosure

            On June 15, 2010, Jim Squires, Executive Vice President Finance and Chief Financial Officer for Norfolk Southern Corporation, spoke at the Wells Fargo Securities Industrial Conference in New York.  At the conference, Mr. Squires provided an update on the Corporation's share repurchase program.  Norfolk Southern's Board of Directors previously authorized the repurchase of up to 75 million shares through December 31, 2010.  During the second quarter, Norfolk Southern resumed share repurchases and, as of June 11, 2010, purchased approximately 1.6 million shares during the quarter at an approximate cost of $87 million.  Since inception of the program in 2006, Norfolk Southern has repurchased and retired 66.3 million shares of Common Stock at a total cost of $3.4 billion as of June 11, 2010.

            The conference was webcast at http://www.wsw.com/webcast/wa64/nsc, and Mr. Squires presentation is posted at www.nscorp.com

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                                                                           SIGNATURES

                                                                                           NORFOLK SOUTHERN CORPORATION

                                                                                           (Registrant)

                                                                                             /s/ Howard D. McFadden

                                                                                            Name:  Howard D. McFadden
                                                                                            Title:    Corporate Secretary

Date:  June 15, 2010